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                                                               EXHIBIT (a)(1)(I)


                                      AMCC

                          STOCK OPTION EXCHANGE PROGRAM

WHAT IS THE PURPOSE OF THE PROGRAM?

     . To provide employees with the benefit of holding options that may over time have a greater potential to increase in value

     . Incentivize employees to remain employees of the Company and contribute to the attainment of our business and financial objectives and the creation of value for all of our stockholders


WHY ARE WE OFFERING THE PROGRAM NOW?

     . The Company feels that the opportunity for realizing value, now more than ever, with your existing options is limited given the current stock price in relation to the exercise prices of the majority of our outstanding options

WHO IS ELIGIBLE TO PARTICIPATE?

All Employees

     .    Generally all International Employees

     .    Executive Officers

     .    Interns who have previously been granted options

     .    Non-Exempt Employees

     .    Employees currently on a leave of absence

Members of the Board of Directors

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NOTICE: ALL DATES REFERENCED IN THE FOLLOWING SLIDES ASSUME THE OFFER WILL
COMMENCE ON OCTOBER 29, 2001


HOW DOES THE PROGRAM WORK?

     .    Participation is voluntary

     . Ability to cancel options priced at $20 or higher (refer to following slides for more details)

     . Receive replacement options on or about May 28, 2002 at the then current Fair Market Value

     .    Option-for-option exchange (1:1)

     . Vesting schedule from cancelled option remains intact under replacement option and credit is given for past vesting

     . Vesting credit is given for six month waiting period (November 27, 2001 to May 28, 2002)

     . Options previously exercised, ESPP shares and open market purchases are not eligible for exchange in this offering

     . Option term from cancelled option remains intact under replacement option

          .    Option terms are generally ten years from date of grant

     . Only the portion of your eligible options that are outstanding may be exchanged (unexercised options)

               For Example:

                    Option Granted on 6/1/00 for 1,000 shares at $55 Exercised 83 shares on 10/25/00
                    Exercised 60 shares on 1/29/01

                    Total No. of Shares Eligible for Exchange =
                    (1,000 shares granted - 143 exercised = 857)

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                                    IMPORTANT
                                    ---------

     .    ALL OPTIONS GRANTED ON OR AFTER APRIL 27, 2001 MUST BE CANCELLED TO
                                                         ----
          PARTICIPATE IN PROGRAM REGARDLESS OF PRICE

     . ANY OPTIONS GRANTED AT $20 OR ABOVE PRIOR TO APRIL 27, 2001 MAY BE SELECTIVELY CANCELLED
          -----------

              For  Example:

              Granted After 4/27/01
              ----------------------
              Option Granted on 8/2/01 at $15 (MUST BE CANCELLED TO PARTICIPATE) Option Granted on 10/1/01 at $8 (MUST BE CANCELLED TO PARTICIPATE)

              Granted Before 4/27/01

              Option Granted on 12/21/00 at $50 (ELIGIBLE FOR CANCELLATION) Option Granted on 10/26/00 at $70 (ELIGIBLE FOR CANCELLATION) Option Granted on 3/8/00 at $75 (ELIGIBLE FOR CANCELLATION) Option Granted on 8/10/99 at $5 (NOT ELIGIBLE FOR CANCELLATION)

HOW DO I PARTICIPATE IN THE PROGRAM?

Complete a Stock Option Exchange Election Form

     .    Will be available on the AMCC intranet under stock stuff

     .    Will be available in Stock Administration

     .    Will be available in Human Resources

Deliver a completed Election Form to Stock Admin. by November 27, 2001

     .    Fax to (858) 535-3502

     .    Personal Delivery

     .    Interoffice Mail

NOTE: Delivery will be deemed made only when actually received by stock administration

Employees must include all options to be cancelled (based on eligibility of options) on Election Form

     . Historical option info. is available on the SSB website or in stock administration

Confirmation of Participation

     . Stock admin will send an email within 3 business days of receipt of Election Form

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Election Changes

     .    Must be made by 5:00 PST on expiration of offering (November 27, 2001)

     . Complete and deliver a Notice of Withdrawal or re-deliver the Election Form to stock administration


WHAT HAPPENS IF I DECIDE TO PARTICIPATE IN THIS PROGRAM AND MY STATUS CHANGES?

Terminations

     . You must remain continuously employed with the company from the Expiration Date (Nov. 27, 2001) to Replacement Option Grant Date (May 28, 2002) to receive your new option

     . You will not receive a Replacement Option Grant and your cancelled options will not be reinstated if you do not remain an employee of the Company through the Replacement Option Grant Date (May 28, 2002)

NOTE: IF YOU ARE AN EMPLOYEE RESIDING IN THE UNITED STATES, THEN YOUR EMPLOYMENT WITH US IS "AT-WILL" AND MAY BE TERMINATED BY US OR BY YOU AT ANY TIME, INCLUDING PRIOR TO THE REPLACEMENT OPTION GRANT DATE, FOR ANY REASON, WITH OR WITHOUT CAUSE

Leaves of Absence

     . If you are on a leave of absence protected by statute on the Replacement Option Grant Date, you will receive your Replacement Option Grant (if any) on the Replacement Option Grant Date

     . If you are on a leave of absence not protected by statute on the Replacement Option Grant Date, you will receive your Replacement Option Grant on the date you return to work

          . Grant price will be based on the FMV on the date you return to work

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IMPORTANT THINGS TO CONSIDER ABOUT PARTICIPATING IN THE PROGRAM

All Replacement Option Grants will be made under the 1992 Plan or the 2000 Plan

Important features of these plans are as follows:

     Post Termination Exercise Periods

     . Employees have up to 30 days to exercise vested options in the event of a voluntary or an involuntary termination

     . Employees have up to twelve months to exercise vested options in the event of death

     . Employees have up to twelve months to exercise vested options in the event of disability

     Transferability

     . Stock options are not transferable other than by will or by the laws of descent and distribution

     Change in Control

     . Options accelerate and become immediately exercisable for the same number of shares that would have become exercisable one year from the change in control transaction

     . The surviving company may also assume outstanding (unexercised) options or replace them with similar stock options

          . In lieu of an assumption or replacement option, the Board may authorize the acceleration of additional shares

NOTE: Please contact stock administration or visit the AMCC intranet if you have any questions regarding the above provisions as they relate to eligible options made under any of AMCC's assumed plans

All Replacement Grants will be Non Qualified Stock Options even if issued in exchange for an Incentive Stock Option

     .    Exercises of NQ's are taxed at the time of exercise

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No new stock option grants are permitted to those who participate in the program until after the Replacement Option Grant Date (May 28, 2002)

     . If ABCD, Patent and/or Promotional award occurs prior to Replacement Option Grant Date, award will be deferred until May 28, 2002

     .    Credit will be given for vesting from when event took place

If you don't participate in the program and you receive an ABCD, Patent and/or Promotional award, your grant will be made on the Monday following the award date

There will not be a "company-wide" refresh in December

     . Refresh is being postponed to help simplify your decision on whether or not to participate in the program

     . The company would incur adverse accounting consequences if it were to grant options to those who participate in the program anytime prior to the replacement grant date

Non-exempt employees are required to wait an additional 6 months after the Replacement Option Grant Date before they are able to exercise their options

     . Post exercise termination period will be extended for non-exempt employees who terminate during addt'l six month wait period

RESOURCES

AMCC Intranet

     .    Cww/Stock/Stock Option Exchange Program

Stock Administration

     .    858-535-3462 phone

     .    858-535-3502 fax

     .    Stockadm@amcc.com

Human Resource Contacts

     .    San Diego

     .    Sunnyvale

     .    Andover

     .    Israel